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                                              ROCKWELL INTERNATIONAL CORPORATION
                                              World Headquarters
                                              2201 Seal Beach Boulevard
                                              PO Box 4250
                                              Seal Beach, CA 90740-8250
                                              310.797.5362 Fax 310.797.5020

LOGO

                                              WILLIAM J. CALISE, JR.
                                              Senior Vice President
                                              General Counsel and Secretary

February 5, 1996

                                                         Exhibit 5-a

Rockwell International Corporation
2201 Seal Beach Boulevard
Seal Beach, CA 90740

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Rockwell International Corporation, a Delaware corporation (the "Company"), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act") 250,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Common
Shares") that may be issued in accordance with the Allen-Bradley Savings and Investment Plan for Hourly Employees (such plan as amended, the "Plan").

I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed.

On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Act, any newly issued shares of the Common Shares delivered in accordance with the Plan will, when so delivered, be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinion" in the Prospectus relating to the offering of securities covered by the Registration Statement.

I express no opinion herein as to any laws other than the General Corporation Law of the State of Delaware and the Federal laws of the United States.


Very truly yours,


William J. Calise, Jr.